UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

SPINNAKER EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16009	76-0560101
(Commission File Number)	(IRS Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Spinnaker Exploration Company (the “Company” or “Spinnaker”) enters into New York Mercantile Exchange (“NYMEX”) related swap contracts and collar arrangements from time to time. The Company has recently entered into oil swap contracts and collar arrangements.

Subsequent to filing its Form 10-Q for the three months ended June 30, 2004 with the Securities and Exchange Commission on August 6, 2004, the Company entered into additional swap contracts and collar arrangements. Spinnaker’s current commodity price risk management positions are as follows:

Natural Gas

Period	Fixed Price Swaps		Collars
	Average Daily Volume (MMBtus)	Weighted Average Price (Per MMBtu)	Average Daily Volume (MMBtus)	Weighted Average Price (Per MMBtu)
				Floor	Ceiling
Fourth Quarter 2004	8,370	$4.92	18,370	$4.73	$6.56
First Quarter 2005	5,000	7.05	—	—	—

Oil

Period	Fixed Price Swaps		Collars
	Average Daily Volume (Bbls)	Weighted Average Price (Per Bbl)	Average Daily Volume (Bbls)	Weighted Average Price (Per Bbl)
				Floor	Ceiling
Fourth Quarter 2004	1,000	$42.86	1,000	$40.00	$50.25
First Quarter 2005	1,000	42.12	3,000	38.67	44.73
Second Quarter 2005	1,000	40.78	3,000	38.67	44.73
Third Quarter 2005	1,000	39.69	3,000	38.67	44.73
Fourth Quarter 2005	1,000	38.78	3,000	38.67	44.73

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of oil and gas in the U.S. Gulf of Mexico. To learn more about Spinnaker, the Company’s web site may be accessed at http://www.spinnakerexploration.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date: September 28, 2004	By:	/s/ JEFFREY C. ZARUBA
	Name:	Jeffrey C. Zaruba
	Title:	Vice President, Treasurer and Assistant Secretary